Exhibit 99.1

Kiwibox Sees Massive Member Growth & New Partnerships in 2008

Teen social network and online magazine reaches significant milestones over past year, signing major partnerships, expanding offices, securing additional funding, and launching the Kiwibox Teen Network

New York, NY – December 30, 2008 – Magnitude Information Systems, Inc. (Magnitude) (OTC Bulletin Board: MAGY.OB – News) disclosed today the following developments concerning Kiwibox, its primary business unit.

Kiwibox (http://Kiwibox.com), the first social networking destination and online magazine where teens produce, discover, and share content while connecting with friends, announced today that the company has flourished during 2008.  One of the most notable accomplishments is a substantial increase in new Kiwibox registered members per month. The number of new members per month increased by 1,644% from November 2007 to November 2008.

The company accredits the tremendous success and organic growth over the past year in part to the Kiwibox community of teens that have connected over the unique content and found a home amongst their peers.  Also factoring into the expansion were the solid partnerships with companies like Universal Music Group, Burst Media, Quattro Wireless and 4INFO whose dedication and support are a sign of the solid business model Kiwibox and Magnitude have laid out for the company’s future.

“Over the past year we have built a great platform on which we’ve secured lasting partnerships with brand names and capital investment to fund additional development and marketing,” said Mike Howard, COO of Kiwibox. “This has led to a massive increase in new membership and in 2009 we will reward our members with the best content, more membership rewards, increased access to celebrities, bigger contests, and new site innovations that will continue to make Kiwibox the ultimate teen destination.”

Since its founding in 1999, Kiwibox has been a leader in the teen space. The company recently launched Kiwibox 2.0 in August with new innovations including: enhanced profiles, daily entertainment news, a revamped game section, exclusive video content and a mobile version of the site. In December, Kiwibox successfully launched the Kiwibox Teen Network, a vertical ad network with a reach of 8.6 million teens. In 2008 Kiwibox also strengthened its internal structure as well, expanding their offices and promoting Blair Edelman to managing editor of the online magazine.

“The Kiwibox management has done a superb job this year in launching Kiwibox 2.0 and rapidly growing membership,” said Rudolf Hauke, CEO of Magnitude. “We look forward to additional growth, new partnerships, and an even more successful 2009.”

For more information on Kiwibox or to join the community, visit http://www.Kiwibox.com.

About Kiwibox
Founded in 1999, Kiwibox.com is the first social networking destination and online magazine where teens produce, discover, and share content. Kiwibox members are teens in the know who go to Kiwibox to enjoy personalized content and share their interests with peers. Kiwibox provides one of the largest distribution and marketing channels to connect advertisers with the highly sought after teen audience, in a controlled and interactive environment. For more information, visit http://Kiwibox.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in technology and internet developments, commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.